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                                                                   EXHIBIT 23(i)


CONSENT OF COUNSEL

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Richman Gordman 1/2 Price Stores, Inc. of our opinion regarding legality dated January 1, 1995, and appearing in the Richman Gordman 1/2 Price Stores, Inc. Registration Statement on Form S-1 (Commission File No. 33-79382).


/s/ Dixon & Jessup Ltd., L.L.P.

Dixon & Jessup Ltd., L.L.P.


Omaha, Nebraska
September 16, 1997